                                               AMENDED AND RESTATED

                                    DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                                       with

                                        OppenheimerFunds Distributor, Inc.

                                               For Class C Shares of

                                      Oppenheimer Rising Dividends Fund, Inc.

         This Amended and Restated  Distribution  and Service  Plan and  Agreement  (the "Plan") is dated as of the
1st day of August,  2007, by and between Oppenheimer Rising Dividends Fund, Inc. (the "Fund") and  OppenheimerFunds
Distributor, Inc. (the "Distributor").

1.       The Plan.  This Plan is the Fund's  written  distribution  and service plan for Class C shares of the Fund
(the  "Shares"),  designed to comply with the  provisions of Rule 12b-1 as it may be amended from time to time (the
"Rule") under the Investment  Company Act of 1940 (the "1940 Act").  Pursuant to this Plan the Fund will compensate the  Distributor  for its services in connection  with the  distribution  of Shares,  and the personal  service and maintenance of shareholder  accounts that hold Shares  ("Accounts").  The Fund may act as distributor of securities of which it is the issuer,  pursuant to the Rule,  according to the terms of this Plan. The terms and provisions of this Plan shall be interpreted and defined in a manner  consistent  with the provisions and  definitions  contained in (i) the Fund's  Registration  Statement,  (ii) the 1940 Act, (iii) the Rule, (iv) Rule 2830 of the Conduct Rules
of the National  Association of Securities  Dealers,  Inc., or any  applicable  amendment or successor to such rule
(the "NASD Conduct Rules") and (v) any conditions pertaining either to  distribution-related  expenses or to a plan of  distribution  to which the Fund is subject under any order on which the Fund relies,  issued at any time by the
U.S. Securities and Exchange Commission ("SEC").

2.       Definitions. As used in this Plan, the following terms shall have the following meanings:

         (a)  "Recipient"  shall mean any broker,  dealer,  bank or other person or entity which:  (i) has rendered assistance  (whether direct,  administrative or both) in the distribution of Shares or has provided  administrative support  services with respect to Shares held by Customers  (defined  below) of the  Recipient;  (ii) shall furnish the  Distributor  (on behalf of the Fund) with such  information as the  Distributor  shall  reasonably  request to answer such questions as may arise  concerning the sale of Shares;  and (iii) has been selected by the  Distributor to receive payments under the Plan.

         (b)  "Independent  Directors"  shall  mean  the  members  of the  Fund's  Board of  Directors  who are not
"interested  persons"  (as  defined  in the 1940  Act) of the Fund and who have no  direct  or  indirect  financial interest in the operation of this Plan or in any agreement relating to this Plan.

         (c) "Customers"  shall mean such brokerage or other  customers or investment  advisory or other clients of a  Recipient,  and/or  accounts  as to which  such  Recipient  provides  administrative  support  services  or is a custodian or other fiduciary.

         (d) "Qualified  Holdings" shall mean, as to any Recipient,  all Shares owned beneficially or of record by:
(i) such Recipient,  or (ii) such Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one  Recipient  for  purposes  of this  Plan.  In the event  that  more than one  person or entity  would otherwise  qualify as Recipients as to the same Shares with respect to the payment of the Asset-Based  Sales Charge and/or Service Fee (defined  below),  the Recipient which is the dealer of record on the Fund's books as determined by the Distributor shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.       Payments for Distribution Assistance and Administrative Support Services.

         (a) Payments to the  Distributor.  In  consideration  of the payments made by the Fund to the  Distributor under this Plan, the Distributor  shall provide  administrative  support services and distribution  services to the
Fund. Such services include  distribution  assistance and  administrative  support services  rendered in connection with Shares (1) sold in purchase  transactions,  (2) issued in exchange  for shares of another  investment  company for  which  the  Distributor  serves  as  distributor  or  sub-distributor,  or (3)  issued  pursuant  to a plan of reorganization  to which the Fund is a party.  If the Board  believes  that the  Distributor  may not be  rendering appropriate  distribution  assistance or  administrative  support  services in connection  with the sale of Shares, then the  Distributor,  at the  request  of the  Board,  shall  provide  the Board  with a written  report or other information to verify that the  Distributor is providing  appropriate  services in this regard.  For such services, the Fund will make the following payments to the Distributor:

                  (i)  Administrative  Support  Service  Fees.  Within  forty-five  (45)  days  of the  end of each calendar  quarter,  the Fund will make  payments in the  aggregate  amount of up to 0.25% on an annual basis of the average  during  the  period  of the  aggregate  net asset  value of the  Shares  computed  as of the close of each business  day  (the  "Service  Fee").  Such  Service  Fee  payments  received  from the Fund  will  compensate  the
Distributor for providing  administrative  support services with respect to Accounts.  The  administrative  support services  in  connection  with  Accounts  may  include,  but shall not be limited  to, the  administrative  support services that a Recipient may render as described in Section 3(b)(i) below.

                  (ii) Distribution  Assistance Fees (Asset-Based  Sales Charge).  The Fund may make payments of an
"Asset-Based  Sales Charge" of up to 0.0625% per month (0.75% on an annual  basis) of the average  during the month of the aggregate net asset value of Shares  computed as of the close of each business day. Such  Asset-Based  Sales
Charge payments  received from the Fund will compensate the  Distributor for providing  distribution  assistance in connection with the sale of Shares.

                  The  distribution  assistance  services to be rendered by the  Distributor in connection with the
Shares may  include,  but shall not be limited  to, the  following:  (i) paying  sales  commissions  to any broker, dealer,  bank or other  person or entity  that sells  Shares,  and/or  paying  such  persons  "Advance  Service Fee
Payments" (as defined  below) in advance of, and/or in amounts  greater  than,  the amount  provided for in Section
3(b) of this  Agreement;  (ii) paying  compensation  to and expenses of personnel  of the  Distributor  who support distribution  of Shares  by  Recipients;  (iii)  obtaining  financing  or  providing  such  financing  from its own resources,  or from an affiliate,  for the interest and other  borrowing  costs of the  Distributor's  unreimbursed expenses incurred in rendering  distribution  assistance and administrative  support services to the Fund; and (iv)
paying other direct  distribution  costs,  including without limitation the costs of sales literature,  advertising
and   prospectuses   (other  than  those   prospectuses   furnished  to  current   holders  of  the  Fund's  shares
("Shareholders")) and state "blue sky" registration expenses.

         (b)  Payments  to  Recipients.  The  Distributor  is  authorized  under  the  Plan to pay  Recipients  (1)
distribution  assistance  fees for rendering  distribution  assistance in connection with the sale of Shares and/or
(2) service  fees for  rendering  administrative  support  services  with  respect to  Accounts.  However,  no such payments shall be made to any Recipient for any period in which its Qualified  Holdings do not equal or exceed,  at the end of such period,  the minimum amount ("Minimum  Qualified  Holdings"),  if any, that may be set from time to time by a majority of the Independent  Directors.  All fee payments made by the  Distributor  hereunder are subject to reduction  or  chargeback  so that the  aggregate  service fee payments and Advance  Service Fee Payments do not exceed  the  limits on  payments  to  Recipients  that are,  or may be,  imposed  by the NASD  Conduct  Rules.  The
Distributor  may make Plan payments to any  "affiliated  person" (as defined in the 1940 Act) of the Distributor if such  affiliated  person  qualifies  as a Recipient  or retain  such  payments if the  Distributor  qualifies  as a
Recipient.

                  In  consideration  of the  services  provided  by  Recipients,  the  Distributor  shall  make the following payments to Recipients:

                  (i) Service Fee. In consideration  of  administrative  support services  provided by a Recipient, the  Distributor  shall make service fee payments to that  Recipient  quarterly or at such other interval as deemed appropriate by the  Distributor,  within  forty-five (45) days of the end of each calendar quarter or other period, at a rate not to exceed  0.25% on an annual  basis of the  average  during  the period of the  aggregate  net asset value  of  Shares,  computed  as of  the  close  of  each  business  day,  constituting  Qualified  Holdings  owned beneficially  or of record by the Recipient or by its  Customers for a period of more than the minimum  period (the
"Minimum Holding Period"), if any, that may be set from time to time by a majority of the Independent Directors.

                  Alternatively,  the Distributor may, at its sole option,  make the following service fee payments to any  Recipient,  within  forty-five  (45) days of the end of each calendar  quarter or at such other interval as deemed  appropriate  by the  Distributor:  (A) "Advance  Service Fee Payments" at a rate not to exceed 0.25% of the average  during the calendar  quarter or other period of the  aggregate  net asset value of Shares,  computed as of the close of business on the day such  Shares are sold,  constituting  Qualified  Holdings,  sold by the  Recipient during that period and owned  beneficially or of record by the Recipient or by its Customers,  plus (B) service fee payments at a rate not to exceed 0.25% on an annual  basis of the average  during the period of the  aggregate  net asset  value of Shares,  computed as of the close of each  business  day,  constituting  Qualified  Holdings  owned beneficially  or of record by the  Recipient  or by its  Customers  for a period of more than one (1) year.  In the event Shares are redeemed  less than one year after the date such Shares were sold,  the  Recipient is obligated to and will repay the  Distributor  on demand a pro rata portion of such Advance  Service Fee  Payments,  based on the ratio of the time such Shares were held to one (1) year.

                  The  administrative  support  services  to be  rendered  by  Recipients  in  connection  with the
Accounts may include,  but shall not be limited to, the  following:  answering  routine  inquiries  concerning  the
Fund,  assisting in the  establishment and maintenance of accounts or sub-accounts in the Fund and processing Share redemption  transactions,  making the Fund's investment plans and dividend payment options available, and providing such other  information and services in connection  with the rendering of personal  services and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

                  (ii) Distribution  Assistance Fee (Asset-Based Sales Charge) Payments.  Irrespective of whichever alternative  method of making  service fee payments to Recipients is selected by the  Distributor,  in addition the
Distributor  shall  make  distribution  assistance  fee  payments  to each  Recipient  quarterly,  or at such other interval as deemed  appropriate  by the  Distributor,  within  forty-five  (45) days after the end of each calendar quarter or other  period,  at a rate not to exceed  0.1875%  (0.75% on an annual  basis) of the average  during the period of the  aggregate  net asset value of Shares  computed  as of the close of each  business  day  constituting
Qualified  Holdings  owned  beneficially  or of record by the  Recipient or its Customers for a period of more than one (1) year.  Alternatively,  at its sole option, the Distributor may make distribution assistance fee payments to a Recipient  quarterly,  at the rate described above, on Shares constituting  Qualified Holdings owned beneficially or of record by the  Recipient or its  Customers  without  regard to the 1-year  holding  period  described  above.
Distribution  assistance  fee  payments  shall be made only to  Recipients  that are  registered  with the SEC as a broker-dealer or are exempt from registration.

                  The  distribution  assistance to be rendered by the  Recipients  in  connection  with the sale of
Shares may include,  but shall not be limited to, the following:  distributing  sales  literature and  prospectuses other than those furnished to current Shareholders,  providing  compensation to and paying expenses of personnel of the Recipient who support the  distribution  of Shares by the Recipient,  and providing such other  information and services in connection with the distribution of Shares as the Distributor or the Fund may reasonably request.

         (c) A  majority  of the  Independent  Directors  may at any  time or from  time to time  (i)  increase  or decrease the rate of fees to be paid to the  Distributor or to any  Recipient,  but not to exceed the maximum rates set forth  above,  and/or (ii) direct the  Distributor  to increase or decrease  any Minimum  Holding  Period,  any maximum  period  set by a  majority  of the  Independent  Directors  during  which  fees  will be  paid  on  Shares constituting  Qualified  Holdings owned  beneficially or of record by a Recipient or by its Customers (the "Maximum
Holding  Period"),  or Minimum  Qualified  Holdings.  The  Distributor  shall notify all  Recipients of any Minimum
Qualified  Holdings,  Maximum  Holding  Period and  Minimum  Holding  Period that are  established  and the rate of payments  hereunder  applicable to  Recipients,  and shall provide each Recipient with written notice within thirty
(30) days after any change in these  provisions.  Inclusion of such  provisions or a change in such provisions in a supplement or Statement of  Additional  Information  or amendment to or revision of the  prospectus or Statement of
Additional Information of the Fund shall constitute sufficient notice.

         (d) The Service Fee and the  Asset-Based  Sales Charge on Shares are subject to  reduction or  elimination under the limits  that apply to such fees under the NASD  Conduct  Rules  relating  to sales of shares of  open-end funds.

         (e) Under the Plan, payments may also be made to Recipients:  (i) by  OppenheimerFunds,  Inc. ("OFI") from its own resources  (which may include  profits derived from the advisory fee it receives from the Fund), or (ii) by the Distributor (a subsidiary of OFI), from its own resources,  from Asset-Based  Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.

         (f) Recipients are intended to have certain rights as third-party  beneficiaries  under this Plan, subject to the  limitations set forth below.  It may be presumed that a Recipient has provided  distribution  assistance or administrative  support services  qualifying for payment under the Plan if it has Qualified Holdings of Shares that entitle it to payments  under the Plan. If either the  Distributor or the Board believe that,  notwithstanding  the level of Qualified Holdings,  a Recipient may not be rendering  appropriate  distribution  assistance in connection with the sale of Shares or administrative  support services for Accounts,  then the Distributor,  at the request of the Board,  shall  require  the  Recipient  to provide a written  report or other  information  to verify that said
Recipient is providing  appropriate  distribution  assistance and/or services in this regard. If the Distributor or the Board of Directors still is not satisfied after the receipt of such report,  either may take appropriate  steps to  terminate  the  Recipient's  status as a  Recipient  under the Plan,  whereupon  such  Recipient's  rights as a third-party  beneficiary  hereunder shall  terminate.  Additionally,  in their  discretion a majority of the Fund's
Independent  Directors  at any time may remove any broker,  dealer,  bank or other person or entity as a Recipient, whereupon such person's or entity's rights as a third-party  beneficiary  hereof shall  terminate.  Notwithstanding any other  provision  of this  Plan,  this Plan does not  obligate  or in any way make the Fund  liable to make any payment  whatsoever  to any  person or entity  other than  directly  to the  Distributor.  The  Distributor  has no obligation to pay any Service Fees or  Distribution  Assistance  Fees to any Recipient if the  Distributor  has not
received payment of Service Fees or Distribution Assistance Fees from the Fund.

4.       Selection  and  Nomination  of Directors.  While this Plan is in effect,  the selection and  nomination of persons to be  Directors  of the Fund who are not  "interested  persons"  of the Fund  ("Disinterested  Directors")
shall be committed to the  discretion of the incumbent  Disinterested  Directors.  Nothing herein shall prevent the incumbent  Disinterested  Directors  from  soliciting  the views or the  involvement of others in such selection or nomination  as long as the final  decision on any such  selection  and  nomination is approved by a majority of the incumbent Disinterested Directors.

5.       Reports.  While this Plan is in effect,  the  Treasurer of the Fund shall provide  written  reports to the
Fund's Board for its review,  detailing the  aggregate  amount of all payments made under this Plan and the purpose for which the payments were made. The reports shall be provided  quarterly,  and shall state whether all provisions of Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any agreement  related to this Plan shall be in writing and shall provide that:  (i)
such  agreement  may be  terminated  at any time,  without  payment of any penalty,  by a vote of a majority of the
Independent  Directors  or by a vote of the  holders  of a  "majority"  (as  defined in the 1940 Act) of the Fund's outstanding  voting Class C shares;  (ii) such termination  shall be on not more than sixty days' written notice to any  other  party to the  agreement;  (iii)  such  agreement  shall  automatically  terminate  in the  event of its
"assignment"  (as defined in the 1940 Act);  (iv) such  agreement  shall go into effect when  approved by a vote of the Board and its  Independent  Directors  cast in person at a meeting  called  for the  purpose  of voting on such agreement;  and (v) such agreement shall,  unless  terminated as herein  provided,  continue in effect from year to year only so long as such  continuance  is  specifically  approved at least annually by a vote of the Board and its
Independent Directors cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination and Amendment. This Amended and Restated Plan has been approved by a vote of the  Board  and its  Independent  Directors  and  replaces  the  Fund's  prior  Amended  and  Restated
Distribution  and Service Plan and Agreement for Class C shares.  Unless  terminated as  hereinafter  provided,  it shall continue in effect until renewed by the Board in accordance  with the Rule and  thereafter  from year to year or as the Board may otherwise  determine but only so long as such  continuance  is  specifically  approved at least annually by a vote of the Board and its  Independent  Directors  cast in person at a meeting called for the purpose of voting on such continuance.

         This Plan may not be amended to  increase  materially  the amount of  payments to be made under this Plan, without  approval of the Class C  Shareholders  at a meeting  called for that purpose and all  material  amendments must be approved by a vote of the Board and of the Independent Directors.

         This Plan may be  terminated  at any time by a vote of a majority of the  Independent  Directors or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's  outstanding  Class C voting shares.
In the event of such termination,  the Board and its Independent  Directors shall determine whether the Distributor shall be entitled to payment  from the Fund of all or a portion of the  Service  Fee and/or the  Asset-Based  Sales
Charge in respect of Shares sold prior to the effective date of such termination.

                                        Oppenheimer Rising Dividends Fund, Inc.

                                        By: /s/ Robert G. Zack
                                            Robert G. Zack, Vice President & Secretary

                                        OppenheimerFunds Distributor, Inc.

                                        By: /s/  Robert Grill
                                            Robert Grill, Senior Vice President